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                                                   Exhibit C

               [FORM OF COMMON SECURITIES CERTIFICATE]

     THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR
OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT REFERRED TO THEREIN

Certificate Number                           Number of Common
Securities

    CI-____                                         ___________

              Certificate Evidencing Common Securities

                              of

                        SCE&G Trust I

                   7.55% Common Securities
          (liquidation amount $25 per Common Security)

     SCE&G Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that ___________________________ (the "Holder") is the registered owner of ____________ common securities of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the 7.55% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of October 28, 1997, as the same may be amended from time to time (the "Trust Agreement"), among South Carolina Electric & Gas Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.


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     Upon receipt of this certificate, the Holder is bound by the
Trust Agreement and is entitled to the benefits thereunder.

     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this ______ day of ___________, 199___.


                           SCE&G TRUST I


                        By:_______________________________
                           Name:  M. R. Cannon
                           Administrative Trustee


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